Filed pursuant to Rule 424(b)(2)

Registration No. 333-295759

Product Supplement no. 5
(To Prospectus dated May 11, 2026
and Series A Prospectus Supplement dated May 11, 2026)
JEFFERIES FINANCIAL GROUP INC.
GLOBAL MEDIUM-TERM NOTES, SERIES A
Notes Linked to One or More Indices, Exchange-Traded Funds and/or Equity Securities
Jefferies Financial Group Inc. may offer from time to time notes linked to one or more indices, exchange-traded funds and/or equity securities (“Notes”). The return on the Notes will be based on the performance of the applicable “Underlying”, which will be an index (“Index”), shares of an exchange-traded fund (“ETF”), the common equity securities or American Depositary Receipts (“ADRs”) of a company (“Underlying Company”) other than us, the agents, and our respective affiliates (each a “Share”), a basket of the foregoing or the worst-performing of any of the foregoing. The specific terms of any Notes that we offer, including the Underlying, will be included in a pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement, in the accompanying prospectus supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. The Notes will have the following general terms:
■
The Notes will either be callable by the Issuer prior to maturity (“Issuer Callable Notes”) or automatically callable prior to maturity (“Autocallable Notes”). If the Notes are called, the “Call Payment” will be paid on the applicable “Call Payment Date” (each as defined in “Summary—Call Feature”) and the Notes will cease to be outstanding.

■	The Notes will pay coupons on either a contingent or fixed basis.
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The Notes do not guarantee the return of principal at maturity. If the Notes are not called, at maturity, you will receive a cash payment per Note (the “Payment at Maturity”), which will be calculated based on the performance of the Underlying. You will be exposed to any negative performance of the Underlying on a 1-to-1 basis unless the Notes provide for a “Buffer” or “Barrier” (as further described in “Summary”), in which case you will be afforded limited protection against the downside performance of the Underlying. Such Buffer or Barrier will be indicated by a ‘Threshold Value”, which will be a percentage of the Initial Value (as defined in “Summary”). At maturity, if the Final Value (as defined in “Summary”) is less than the Initial Value (or, in the case of Notes with a Buffer or Barrier, the Threshold Value), you will lose all or a significant portion of the principal amount of your Notes. If the Final Value is greater than or equal to the Initial Value (or, in the case of Notes with a Buffer or Barrier, the Threshold Value), in addition to any final coupon payment, if payable, you will receive the principal amount per Note.

■	The Notes will be senior unsecured obligations of ours. All payments under the Notes are subject to our credit risk.
■	The Notes will be held in global form by The Depository Trust Company (“DTC”), unless the pricing supplement states otherwise.
The applicable pricing supplement will describe the specific terms of the Notes, including any changes to the terms specified in this product supplement.
Investing in the Notes involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-10 of this product supplement, page S-3 of the accompanying prospectus supplement and page 5 of the accompanying prospectus.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Notes, or determined if this product supplement, the accompanying prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
Jefferies LLC, which is our subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these Notes as our Agent.  The Agent may also purchase these Notes as principal at prices to be agreed upon at the time of sale.  The Agent may resell any Notes it purchases as principal at prevailing market prices, or at other prices, as the Agent determines.
Jefferies LLC and other subsidiaries of ours may use this product supplement, the accompanying prospectus supplement and the accompanying prospectus in connection with offers and sales of the Notes in market-making transactions and other transactions in which they act as principals.
Jefferies
May 11, 2026

You should rely only on the information contained or incorporated by reference in this product supplement, the accompanying prospectus supplement, the accompanying prospectus and any pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these Notes and seeking offers to buy these Notes only in jurisdictions where offers and sales are permitted.

Unless otherwise specified, the terms “we,” “our,” “us,” and “issuer” as used herein, refer to Jefferies Financial Group Inc.

SUMMARY
The following summary describes the Notes we are offering under this program in general terms only.  You should read the summary together with the more detailed information contained in this product supplement, the accompanying prospectus supplement, the accompanying prospectus and in the applicable pricing supplement.
We will sell the Notes primarily in the United States, but we may also sell them outside the United States or both in and outside the United States simultaneously.
General terms of the Notes:
The return on the Notes will be based on the performance of a Underlying and there is no guaranteed return of principal at maturity. Therefore, you may lose all or a significant portion of your investment if the value of the Underlying decreases from the Initial Value, or the Threshold Value, if applicable, to the Final Value.
Each issue of the Notes will mature on the date set forth in the applicable pricing supplement. The Notes may be called prior to maturity. In addition, the Notes will pay coupons on either a contingent or fixed basis.

Stated Principal Amount:	The stated principal amount per Note, as specified in the applicable pricing supplement.
Underlying:
The Underlying may consist of a single Index, ETF or Share, or the Underlying may consist of a group, or “Basket,” of the foregoing.  We refer to each Index, ETF or Share included in any Basket as a “Basket Component.”  If the Underlying to which your Notes are linked includes a Basket, the Basket Components will be set forth in the applicable pricing supplement.
The Underlying may also consist of the “Worst-Performing” of two or more of any of the following types of components: Indices, ETFs, Shares and Baskets (the “Worst-Performing Underlying”). The Worst-Performing Underlying as of any Coupon Observation Date or Call Observation Date, or at maturity, as applicable, will be the Index, ETF, Share or Basket with the lowest Observation Value or Final Value, as applicable, as compared to its Initial Value. If your Notes are linked to the Worst-Performing Underlying, references in this product supplement to “Underlying” should be read as references to the applicable Worst-Performing Underlying, and references to Initial Value, Observation Value and Final Value should be read as references to the same term with respect to the Worst-Performing Underlying.

Underlying Performance:
The performance of an Index, ETF, Share or Basket as of any Coupon Observation Date or Call Observation Date will be measured according to the percentage change of such Index, ETF, Share or Basket from the Initial Value to the Observation Value on such Coupon Observation Date or Call Observation Date, as applicable. The performance of an Index, ETF, Share or Basket at maturity will be measured according to the percentage change of such Index, ETF, Share or Basket from the Initial Value to the Final Value.
Unless otherwise specified in the applicable pricing supplement:
In the case of an Index, the “Initial Value” will be its Index Closing Value on the day we price the Notes for initial sale to the public, which we refer to as the “Pricing Date”, unless otherwise specified in the applicable pricing supplement. “Index Closing Value” means the closing value of an Index or any successor index published at the regular weekday close of trading on the relevant Index Business Day.
In the case of an ETF, the “Initial Value” will be its ETF Closing Price of one share of such ETF on the Pricing Date, unless otherwise specified in the applicable pricing supplement. “ETF Closing Price” is as defined in “Description of Notes—General Terms of Notes —Some Definitions––ETF Closing Price”.
In the case of a Share, the “Initial Value” will be its Share Closing Price of one Share on the Pricing Date, unless otherwise specified in the applicable pricing supplement. “Share Closing Price” is as defined in “Description of Notes—General Terms of Notes —Some Definitions––

Share Closing Price”.
In the case of a Basket, the “Initial Value” will be equal to 100, unless otherwise specified in the applicable pricing supplement.
In the case of an Index, the “Observation Value” will be its Index Closing Value on the relevant Coupon Observation Date or Call Observation Date (each as defined below).
In the case of an ETF, the “Observation Value” will equal its ETF Closing Price of one share of such ETF times the Adjustment Factor (defined below) on the relevant Coupon Observation Date or Call Observation Date.
In the case of a Share, the “Observation Value” will equal its Share Closing Price of one Share times the Adjustment Factor on the relevant Coupon Observation Date or Call Observation Date.
In the case of a Basket, the “Observation Value” will be its Basket Closing Value on the relevant Coupon Observation Date or Call Observation Date. The “Basket Closing Value” on any day will equal the sum of the products of the Basket Component Closing Values of each Basket Component and the applicable Multiplier for such Basket Component. The “Basket Component Closing Value” for any Basket Component on any day is (i) with respect to a Basket Component which is an Index, its Index Closing Value on such day; (ii) with respect to a Basket Component which is an ETF, its ETF Closing Price times the Adjustment Factor on such day for such ETF; and (iii) with respect to a Basket Component which is a Share, its Share Closing Price times the Adjustment Factor on such day for such Share. The “Multiplier” is the fractional value assigned to each Basket Component so that each Basket Component will represent its applicable weighting in the predetermined Initial Value. The Multiplier for each of the Basket Components, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent on the relevant Basket Component Setting Date and will remain constant for the term of the Notes. “Basket Component Setting Date” means the Pricing Date, unless otherwise specified in the applicable pricing supplement. If the scheduled Basket Component Setting Date is not an Index Business Day or is not a Trading Day, as applicable, with respect to any Basket Component and/or there is a Market Disruption Event on such day with respect to any Basket Component, then the Basket Component Setting Date solely with respect to such Basket Component will be the next succeeding Index Business Day or Trading Day, as applicable, on which there is no Market Disruption Event with respect to such Basket Component.
In the case of an Index, the “Final Value” will equal the average of the Index Closing Values on each Valuation Date during the Valuation Period.
In the case of an ETF, the “Final Value” will equal the average of the ETF Closing Prices of the ETF times the Adjustment Factor on each Valuation Date during the Valuation Period.
In the case of a Share, the “Final Value” will equal the average of the Share Closing Prices of the Share times the Adjustment Factor on each Valuation Date during the Valuation Period.
In the case of a Basket, the “Final Value” will equal the average of the Basket Closing Values on each Valuation Date during the Valuation Period.
If a Market Disruption Event (as defined below) occurs and is continuing on a scheduled Coupon Observation Date, Call Observation Date or Valuation Date or if such day is a non-Index Business Day or non-Trading Day, as applicable, the Calculation Agent will determine the Observation Value or Final Value, as applicable, as set forth in the section “Description of the Notes—The Initial Value, the Observation Value and the Final Value” and “—Baskets—Observation Value or Final Value of the Basket.”  For the avoidance of doubt, if your Notes are linked to more than one Index, ETF or Share, the occurrence of a Market Disruption Event or non-Index Business Day or non-Trading Day, as applicable, as to any Index, ETF or Share will not impact any other Index, ETF or Share that is not so affected.

Valuation Period:
The period consisting of one or more Valuation Dates shortly before the Maturity Date during which the Payment at Maturity will be calculated. The timing and length of the period will be set forth in the applicable pricing supplement. The “Maturity Date” means the date specified in the applicable pricing supplement, subject to extension if the Valuation date or final Valuation Date, as applicable, is postponed. If the Valuation Date or final Valuation Date, as applicable, is postponed so that it falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date will be postponed to the second Business Day following the Valuation Date or final Valuation Date, as applicable, as postponed.

Adjustment Factor:	The “Adjustment Factor” with respect to an ETF or Share is a number which is initially 1.0 and will be subject to adjustment for certain events affecting the ETF or Share.
Call Feature:
The applicable pricing supplement will indicate the Call Feature applicable to the Notes. The following is a summary of the Call Features we may offer on the Notes:
•         Issuer Callable Notes: Notes which are callable by the Issuer in whole prior to maturity. To call the Notes, the Issuer will give notice to the Trustee at least five Business Days but not more than 60 calendar days before the applicable Call Payment Date (as defined in “Description of the Notes—Call Feature”). If the Notes are called, the Call Payment (as defined in “Description of the Notes—Call Feature”) will be paid on the applicable Call Payment Date and the Notes will cease to be outstanding. Issuer Callable Notes will pay Contingent Coupon Payments, Contingent Coupon Payments (with Memory) or Fixed Coupon Payments (each as defined below) during their term. The Issuer Callable Notes may be Buffered Notes or Barrier Notes (each as defined below).
•         Autocallable Notes: Notes which will be automatically called in whole prior to maturity if the Observation Value of the Underlying is greater than or equal to its Call Value on any Call Observation Date (each as defined in “Description of the Notes—Call Feature”). If the Notes are called, the Call Payment will be paid on the applicable Call Payment Date and the Notes will cease to be outstanding. Autocallable Notes will pay Contingent Coupon Payments, Contingent Coupon Payments (with Memory), Snowball Coupon Payments (as defined below) or Fixed Coupon Payments during their term. The Autocallable Notes may be Buffered Notes or Barrier Notes.

Coupon Feature:
The applicable pricing supplement will indicate the Coupon Feature applicable to the Notes. The following is a summary of the Coupon Features we may offer on the Notes:
•         Contingent Coupon Payments: Contingent Coupon Payments are coupons which are payable if the Observation Value of the Underlying on the applicable Coupon Observation Date is greater than or equal to its “Coupon Barrier”, which will be a percentage of the Initial Value of the Underlying. If a Contingent Coupon Payment is payable, it will be paid on the related Coupon Payment Date. The amount of each Contingent Coupon Payment will be specified in the applicable pricing supplement.
•         Contingent Coupon Payments (with Memory): Contingent Coupon Payments (with Memory) are coupons which are payable if the Observation Value of the Underlying on the applicable Coupon Observation Date is greater than or equal to its Coupon Barrier. If a Contingent Coupon Payment is payable, it will be paid on the related Coupon Payment Date. If any Contingent Coupon Payment is not payable on a Coupon Payment Date because the Observation Value of the Underlying on the applicable Coupon Observation Date is less than its Coupon Barrier, such missed Contingent Coupon Payment(s) will be payable on the next subsequent Coupon Payment Date that a Contingent Coupon Payment is payable with respect to such date, if any. The amount of the Contingent Coupon Payment (with Memory) applicable to a single Coupon

Payment Date will be specified in the applicable pricing supplement.
•        Snowball Coupon Payments: Snowball Coupon Payments are coupons which are payable only if the Notes are automatically called. If a Snowball Coupon Payment is payable, it will be paid on the related Call Payment Date as part of the Call Payment. The amount of each Snowball Coupon Payment will be specified in the applicable pricing supplement.
•         Fixed Coupon Payments: Fixed Coupon Payments are coupons which are payable regardless of the performance of the Underlying. Fixed Coupon Payments will be paid on each Coupon Payment Date. The amount of each Fixed Coupon Payment will be specified in the applicable pricing supplement.
We refer to Contingent Coupon Payments, Contingent Coupon Payments (with Memory), Snowball Coupon Payments and Fixed Coupon Payments together as “Coupons”.

Buffer:
The applicable pricing supplement may indicate that a “Buffer” is applicable to the Notes, which will provide limited protection against the downside performance of the Underlying. The extent of the Buffer will be indicated by the ‘Threshold Value”, which will be a percentage of the Initial Value of the Underlying. We refer to Notes with a Buffer as “Buffered Notes”.

Barrier:
The applicable pricing supplement may indicate that a “Barrier” is applicable to the Notes, which will provide limited protection against the downside performance of the Underlying. The extent of the Barrier will be indicated by the Threshold Value. We refer to Notes with a Barrier as “Barrier Notes”.

Payment at Maturity:
If the Notes are not called, at maturity, in addition to any final Coupon, if payable, you will receive a Payment at Maturity that is based on the performance of the Underlying.
The Payment at Maturity will be as follows, unless the applicable pricing supplement indicates the Notes are Buffered Notes or Barrier Notes

You will receive per Note:
You will lose some or all of the Stated Principal Amount of the Notes if the Final Value is less than the Initial Value. Even with any Coupons, the return on the Notes could be negative.

For Buffered Notes, the Payment at Maturity will be calculated as follows:
You will receive per Note:
The “Buffer Rate” will either be 1 or equal the quotient of the Initial Value divided by the Threshold Value, and will be specified in the applicable pricing supplement.
You will lose all or a significant portion of the Stated Principal Amount of the Notes if the Final Value is less than the Threshold Value. Even with any Coupons, the return on the Notes could be negative.
For Barrier Notes, the Payment at Maturity will be calculated as follows:
You will receive per Note:
You will lose all or a significant portion of the Stated Principal Amount of the Notes if the Final Value is less than the Threshold Value. Even with any Coupons, the return on the Notes could be negative.

Calculation Agent:
We have appointed Jefferies Financial Services, Inc. (“JFSI”), a subsidiary of ours, to act as Calculation Agent for us with respect to the Notes. As Calculation Agent, JFSI will determine the Initial Value, the Observation Values, the Final Value, the Multipliers, whether the Notes will be called and payments on the Notes. Moreover, certain determinations made by JFSI, in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of Market Disruption

Events and the selection of a successor index or calculation of the value of any Underlying in the event of a discontinuance of the relevant Underlying. These potentially subjective determinations may affect payments on the Notes, if any. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Agent:
The Agent for the offering of the Notes is expected to be Jefferies LLC, which is our subsidiary. Jefferies LLC will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, Jefferies LLC or any of our other subsidiaries may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

Other Terms of the Notes:
The Notes will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.
You will not have the right to present the Notes to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.
We may from time to time, without your consent, create and issue additional Notes with the same terms as Notes previously issued so that they may be combined with the earlier issuance.
The Notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

Forms of Securities
The Notes will be issued in fully registered form and will be represented either by a global note registered in the name of a nominee of DTC, as “Depositary”, or by Notes issued in definitive form, as set forth in the applicable pricing supplement.  We will not issue Notes in definitive form except under the circumstances described in “Form, Exchange and Transfer—The Depositary” in the accompanying prospectus, under which heading you may also find information on DTC’s book-entry system.

Where you can find more information on the Notes
Because this is a summary, it does not contain all of the information that may be important to you. You should read the “Description of Notes” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the Notes. You should also read about some of the risks involved in investing in the Notes in the section of this product supplement called “Risk Factors.”
The tax and accounting treatment of investments in equity-linked securities such as the Notes may differ from that of investments in ordinary debt securities. See the section of this product supplement called “Description of Notes— Supplemental Discussion of U.S. Federal Income Tax Consequences.” You should consult with your investment, legal, accounting and other advisors with regard to any proposed or actual investment in the Notes.

How to reach us	You may contact us at our principal executive offices at 520 Madison Avenue, New York, New York 10022 (telephone number (212) 284-2550).

RISK FACTORS
The Notes are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the Notes do not pay interest or generally guarantee the return of principal at maturity. This section describes the most significant risks relating to the Notes. You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them. You should consider carefully the following discussion of risks, as well as the discussion of risks included in the accompanying prospectus supplement, prospectus and the applicable pricing supplement, before you decide that an investment in the Notes is suitable for you.
Structure-related Risks
Your investment may result in a loss; there is no guaranteed return of principal.
There is no fixed principal repayment amount on the Notes at maturity.  The return on the Notes will be based on the performance of a Underlying and therefore, you may lose all or a significant portion of your investment if the value of the Underlying decreases from the Initial Value to the Final Value or, in the case of Buffer Notes or Barrier Notes, the value of the Underlying decreases from the Initial Value to an Final Value that is below the Threshold Value. Even with any Coupons, the return on the Notes could be negative.
Your investment return will be limited to the return represented by the Coupons, if any.
Your investment return will be limited to the return represented by the Coupons, if any, paid over the term of the Notes.  You will not receive a payment on the Notes greater than the Stated Principal Amount plus any Coupons, regardless of the appreciation of the Underlying.  In contrast, a direct investment in the Underlying (or any securities, commodities or other assets represented by the Underlying) would allow you to receive the full benefit of any appreciation in the value of the Underlying (or those underlying assets).
You may not receive any Coupons. Unless your Notes provide a Coupon Feature with Fixed Coupon Payments, you will not necessarily receive any Coupons on the Notes. For example, if the Coupon Feature for your Notes is Contingent Coupon Payments or Contingent Coupon Payments (with Memory) and the Observation Value is less than the Coupon Barrier on each Coupon Observation Date, you will not receive any coupon payments over the term of the Notes. Similarly, if the Coupon Feature for your Notes is Snowball Coupon Payments and the Notes are not automatically called prior to maturity, you will not receive any coupon payments over the term of the Notes. In these cases, you will not receive a positive return on the Notes.
Payments on the Notes will not reflect changes in the value of the Underlying other than on the Coupon Observation Dates, the Call Observation Dates or during the Valuation Period.
Changes in the value of the Underlying during the term of the Notes other than on the Coupon Observation Dates, the Call Observation Dates or during the Valuation Period will not be reflected in the determinations with respect to Coupons or whether the Notes will be automatically called or in the calculation of the Payment at Maturity.  To make these determinations and calculations, the Calculation Agent will refer only to the value of the Underlying on the Coupon Observation Dates, the Call Observations Dates or the Valuation Dates during the Valuation Period.  As a result, even if the value of the Underlying has increased at certain times during the term of the Notes, you will not receive any Contingent Coupon Payments or Contingent Coupon Payments (with Memory) if the Observation Value on each Coupon Observation Date is less than its Coupon Barrier, your Notes will not be called if the Observation Value on each Call Observation Date is less than its Call Value, and you will receive a Payment at Maturity that is less than the Stated Principal Amount if the Final Value is less than the Initial Value (or, in the case of Buffer Notes or Barrier Notes, the Threshold Value). In addition, if the Valuation Period for the Notes consists of two or more scheduled Valuation Dates, the Final Value may be less than the value of the Underlying on any particular Valuation Date.

A higher coupon rate or lower Coupon Barrier or Threshold Value is generally associated with a Underlying with greater expected volatility and therefore can indicate a greater risk of loss.
“Volatility” refers to the frequency and magnitude of changes in the value of the Underlying. The greater the expected volatility with respect to the Underlying on the Pricing Date, the higher the expectation as of the Pricing Date that the value of the Underlying on the relevant Coupon Observation Dates, the Call Observation Dates or the Valuation Date during the Valuation Period could close below the Initial Value, the Call Value, the Coupon Barrier or the Threshold Value, as applicable, indicating a higher expected risk of loss on the Notes. This greater expected risk will generally be reflected in a higher coupon rate than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a higher coupon rate or lower Coupon Barrier or Threshold Value) than for similar securities linked to the performance of a Underlying with a lower expected volatility as of the Pricing Date. You should therefore understand that a relatively higher coupon rate may indicate an increased risk of loss. Further, a relatively lower Coupon Barrier or Threshold Value may not necessarily indicate that the Notes have a greater likelihood of payments during the term of the Notes or repayment of principal at maturity. The volatility of the Underlying can change significantly over the term of the Notes. The value of the Underlying for your Notes could fall sharply, which could adversely affect the return on the Notes.
If your Notes are linked to a Basket, changes in the value of one or more of the Basket Components may offset each other.
For Notes linked to a Basket, price movements in the Basket Components may not correlate with each other. At a time when the value of one or more of the Basket Components increases, the value of one or more of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the Basket Closing Value on any day, increases in the value of one or more of the Basket Components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other Basket Components. You cannot predict the future performance of any of the Basket Components or of the Basket as a whole, or whether increases in the values of any of the Basket Components will be offset by decreases in the values of other Basket Components, based on their historical performance.
The Basket Components may not be equally weighted.
For Notes linked to a Basket, the Basket Components may have different weightings in the Basket. In such case, the same percentage change in two of the Basket Components could have different effects on the Basket Closing Value because of the unequal weightings. For example, if the weighting of one Basket Component is greater than the weighting of another Basket Component, a 5% decrease in the value of the Basket Component with the greater weighting will have a greater impact on the Basket Closing Value than a 5% increase in the value of the Basket Component with the lesser weighting.
If your Notes are linked to the Worst-Performing of two or more Indices, ETFs, Shares or Baskets, the Notes will be subject to the risks of each Index, ETF, Share or Basket, not a basket composed of the foregoing, and will be negatively affected if the value of any Index, ETF, Share or Basket decreases below its Initial Value, Call Value, Coupon Barrier or Threshold Value, as applicable, even if the value of any other Index, ETF, Share or Basket does not.
If your Notes are linked to the Worst-Performing of two or more Indices, ETFs, Shares or Baskets (“Worst-Performing Notes”), you will be subject to the risks associated with each Index, ETF, Share or Basket. The Notes will not be linked to a basket composed of the Indices, ETFs, Shares or Baskets, where the depreciation in the value of one Index, ETF, Share or Basket could be offset to some extent by the appreciation in the value of the other Index, ETF, Share or Basket. In this case, the individual performance of each Index, ETF, Share or Basket would not be combined, and the depreciation in the value of one Index, ETF, Share or Basket would not be offset by any appreciation in the value of the other Index, ETF, Share or Basket. For example, for Notes where the Coupon Feature is Contingent Coupon Payments, even if the Observation Value of an Index, ETF, Share or Basket is at or above its Coupon Barrier on a Coupon Observation Date, you will not receive a Contingent Coupon Payment with respect to that Coupon Observation Date if the Observation Value of another Index, ETF, Share or Basket is below its Coupon Barrier on that day. In addition, even if the Final Value of an Index, ETF, Share or Basket is at or above its Initial Value, you will lose a portion of your principal if the Final Value of another Index, ETF, Share or Basket is below its Initial Value (or, in the case of Buffered Notes or Barrier Notes, its Threshold Value). The same analysis is true with respect to all determinations to be made for the Worst-Performing Notes.
If your Notes are Worst-Performing Notes, you will not benefit in any way from the performance of the better performing Index, ETF, Share or Basket.
If your Notes are Worst-Performing Notes, the return on the Notes will depend solely on the performance of the Worst-Performing Index, ETF, Share or Basket, and you will not benefit in any way from the performance of the better performing Index, ETF, Share or Basket. The Notes may underperform a similar investment in each of the Indices, ETFs, Shares or Baskets or a similar alternative investment linked to a basket composed of the Indices, ETFs, Shares or Baskets. In either such case, the performance of the better performing Index, ETF, Share or Basket would be blended with the performance of the Worst-Performing Index, ETF, Share or Basket, resulting in a potentially better return than what you would receive on the Notes.
If your Notes are Worst-Performing Notes, it is more likely that you will not receive a positive return on the Notes and will lose some or all of your investment.
With two Indices, ETFs, Shares or Baskets, it is more likely that the value of one Index, ETF, Share or Basket will close below its Initial Value, Call Value, Coupon Barrier or Threshold Value, as applicable, on each relevant date during the term of the Notes than if the Notes were linked to only one of the Indices, ETFs, Shares or Baskets. In this case, you would not receive a positive return on the Notes, would lose some or all of your investment and would not benefit from the return of the other Index, ETF, Share or Basket.
If your Notes are Worst-Performing Notes, you will be subject to risks relating to the relationship between the Indices, ETFs, Shares or Baskets.
By investing in Worst-Performing Notes, you assume the risk that the Indices, ETFs, Shares or Baskets may not exhibit a positive correlation (i.e., a tendency for their values to increase or decrease at similar times and by similar magnitudes). The less correlated the Indices, ETFs, Shares or Baskets, the more likely it is that the value of one Index, ETF, Share or Basket will close below its Initial Value, Call Value, Coupon Barrier or Threshold Value, as applicable, on each relevant date during the term of the Notes. In this case, you would not receive a positive return on the Notes, would lose some or all of your investment, and the performance of the better performing Index, ETF, Share or Basket would not be relevant to your return on the Notes. It is impossible to predict what the relationship between the Indices, ETFs, Shares or Baskets will be over the term of the Notes.
Reinvestment Risk.
If the Notes are called, the term of the Notes will be short. In such a case, your ability to receive any Coupons over the term of the Notes will be limited. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to maturity.
The Notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Notes.
You are dependent on our ability to pay all amounts due during the term of the Notes, and, therefore, you are subject to our credit risk. If we default on our obligations under the Notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Notes.
The Notes may not be listed on any securities exchange and secondary trading may be limited.
Unless we specify otherwise in the applicable pricing supplement, the Notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Notes. Our subsidiary, Jefferies LLC, may, but is not obligated to, make a market in the Notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Since other broker-dealers may not participate significantly in the secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Jefferies LLC is willing to transact. If, at any time, Jefferies LLC were to cease making a market in the Notes, it is likely that there would be no secondary market for the Notes. Accordingly, you should be willing to hold your Notes to maturity.
Valuation- and Market-related Risks
Various economic and other factors will impact the market value of the Notes.
The market for, and the market value of, the Notes may be affected by a number of factors that may affect one another other, including:
■	the value of the Underlying at any time;
■	the volatility (frequency and magnitude of changes in value) of the Underlying;
■	interest and yield rates in the market;
■	the dividend rate on the stocks constituting any Underlying or any index underlying an Underlying that is an ETF (an “Underlying Index”);
■
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities constituting any Underlying or Underlying Index or stock markets generally and which may affect the value of the Underlying;

■	the time remaining to the maturity of the Notes, and
■	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your Notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the Notes will be affected by the other factors described above. For example, you may have to sell your Notes at a substantial discount from the principal amount if, during the term of the Notes, the Underlying is at, below or not sufficiently above its Initial Value, or if market interest rates rise.
You can review the historical values of the Underlying in the section called “The Underlying” in the applicable pricing supplement. You cannot predict the future performance of the Underlying based on its historical performance. The value of the applicable Underlying may decrease such that you don’t receive any Coupons during the term of the Notes or such that you will receive at maturity a payment that is less than the principal amount of the Notes by an amount proportionate to the decrease in the value of the Underlying.

The price quoted by our affiliates for our Notes could be higher or lower than the price that you paid for them.
If you attempt to sell your Notes prior to maturity, their market value may be lower than the price you paid for them.  This is due to, among other things, changes in the level of market interest rates, our internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges.  These factors, together with various credit, market and economic factors prevailing during the term of Notes, may reduce the price at which you may be able to sell the Notes in any secondary market and could affect the value of the Notes in complex and unpredictable ways.
Conflict-related Risks
The Calculation Agent, which is a subsidiary of ours, will make determinations with respect to the Notes.
The Calculation Agent will determine the Initial Value, the Observation Values, the Final Value, the Multipliers, whether the Notes will be called and payments on the notes. Moreover, certain determinations made by the Calculation Agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of Market Disruption Events and the selection of a successor index or calculation of the value of any Underlying in the event of a discontinuance of the relevant Underlying. These potentially subjective determinations may affect any payments on the Notes, if any. See the definition of Market Disruption Event under “Description of Notes—General Terms of Notes—Some Definitions” and the discussion under “Description of Notes—Discontinuance of Any Underlying or Basket Component; Alteration of Method of Calculation”.
Our trading and hedging activities may create conflicts of interest with you.
We or one or more of our subsidiaries, including Jefferies LLC and JFSI, may engage in trading activities related to our Notes that are not for your account or on your behalf.  We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the amounts due under the Notes.  We may seek competitive terms in entering into the hedging arrangements for the Notes, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries.  This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.  These trading and hedging activities may affect any Underlying, and thereby affect the payments to be made on the Notes.  Accordingly, these activities may present a conflict of interest between your interests as a holder of the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions for our customers, and in accounts under our management.
Jefferies LLC may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes or that may adversely affect the value of the Notes.
Jefferies LLC and its affiliates may publish research reports, express opinions or provide recommendations from time to time that relate to one or more Underlyings or the securities or other assets which comprise the Underlying.  These research reports, opinions or recommendations may be inconsistent with purchasing or holding the Notes and could adversely affect the value of the Notes.  Any research reports, opinions or recommendations expressed by Jefferies LLC or its affiliates may not be consistent with one another and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the notes and any Underlying to which the Notes are linked.

Underlying-related Risks
Adjustments to an Index could adversely affect the value of the Notes.
Index Publishers are responsible for calculating and maintaining the applicable Index. Index Publishers can add, delete or substitute the stocks constituting an Index or make other methodological changes that could change the value of an Index. Any of these actions could adversely affect the value of an Index and, by extension, adversely affect the value of the Notes. Index Publishers have no obligation to consider your interests in calculating or revising an Index.
Index Publishers may discontinue or suspend calculation or publication of an Index at any time. In these circumstances, the Calculation Agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index. The Calculation Agent could have an economic interest that is different than that of investors in the Notes insofar as, for example, the Calculation Agent is permitted to consider indices that are calculated and published by it or any of its affiliates.
Adjustments to an ETF or to its Underlying Index could adversely affect the value of the Notes.
Index Publishers are responsible for calculating and maintaining the applicable Underlying Index to an ETF. Index Publishers can add, delete or substitute the stocks constituting the Underlying Index or make other methodological changes that could change the value of the Underlying Index. In addition, pursuant to its investment strategy or otherwise, the investment adviser of an ETF may add, delete or substitute the stocks constituting such ETF. Any of these actions could adversely affect the price of an ETF and, by extension, adversely affect the value of the Notes.
The performance and market price of an ETF, particularly during periods of market volatility, may not correlate with the performance of its Underlying Index, the performance of the component securities of the Underlying Index or the net asset value per share of the ETF.
ETFs generally do not fully replicate their applicable Underlying Index and may hold securities that are different than those included in their applicable Underlying Index. In addition, the performance of an ETF will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of an ETF and its Underlying Index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying an ETF may impact the variance between the performance of such ETF and its Underlying Index. Finally, because the shares of an ETF are traded on an exchange and are subject to market supply and investor demand, the market price of one share of an ETF may differ from the net asset value per share of such ETF.
In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying an ETF may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of an ETF may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such ETF, and their ability to create and redeem shares of such ETF may be disrupted. Under these circumstances, the market price of an ETF may vary substantially from the net asset value per share of such ETF or the level of its Underlying Index.
For all of the foregoing reasons, the performance of an ETF may not correlate with the performance of its Underlying Index, the performance of the component securities of its Underlying Index or the net asset value per share of such ETF. Any of these events could materially and adversely affect the price of an ETF and, by extension, adversely affect the value of the Notes. Additionally, if market volatility or these events were to occur on a Coupon Observation Date, a Call Observation Date or a Valuation Date, the Calculation Agent would maintain discretion to determine whether such market volatility or events have caused a Market Disruption Event to occur, and such determination would affect payments on the Notes. If the Calculation Agent determines that no Market Disruption Event has taken place, payments on the

Notes would be based solely on the ETF Closing Price per share of the ETF on the applicable date, even if the ETF is underperforming its Underlying Index or the component securities of its Underlying Index and/or trading below the net asset value per share of the ETF.
The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect an ETF or Share.
The Calculation Agent will adjust any payments on the Notes for certain events affecting any ETF or Share. However, the Calculation Agent will not make an adjustment for every event that could affect such ETF or Share. If an event occurs that does not require the Calculation Agent to adjust the payments on the Notes, the market price of the Notes may be materially and adversely affected.
There are risks associated with investments in Notes linked to the value of indices of foreign equity securities, ETFs tracking foreign equity securities or foreign Shares.
Investments in Notes linked to the value of indices of foreign equity securities, ETFs tracking foreign equity securities or foreign shares involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.
The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
Notes linked to certain indices or ETFs are subject to currency exchange risk.
For certain indices or ETFs, the prices of the component securities are converted into U.S. dollars for purposes of calculating the index value or share price, as applicable. Holders of Notes linked to such indices or ETFs will be exposed to currency exchange rate risk with respect to each of the currencies represented in the relevant indices or ETFs. An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index or tracked by the relevant ETF strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index or the ETF. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index or ETF will be adversely affected and any payments on the Notes may be reduced.
Of particular importance to potential currency exchange risk are:
•	existing and expected rate of inflation;
•	existing and expected interest rate levels;
•	the balance of payments between countries; and
•	the extent of governmental surpluses or deficits in the countries represented in the relevant index or ETF and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index or ETF, the United States and other countries important to international trade and finance.

Investing in the Notes is not equivalent to investing in any Index, ETF or Share.
Investing in the Notes is not equivalent to investing in any Index, ETF, Share or any component stocks. As an investor in the Notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any stocks that constitute an Index or to the shares of any ETF or Share.
Historical performance of any Index or ETF should not be taken as an indication of the future performance of that Index or ETF during the term of the Notes.
The actual performance over the term of your Notes of any Index, ETF or Share as well as any payment on the Notes may bear little relation to the historical performance of that Index, ETF or Share.  The future performance of any such measure may differ significantly from its historical performance, and no assurance can be given as to the value of any Index, ETF or Share during the term of the Notes.  It is impossible to predict whether the value of any Index, ETF or Share will rise or fall.  We cannot give you assurance that the performance of any Index, ETF or Share will not adversely affect any payment on the Notes.
We cannot assure you that publicly available information provided about any Share is accurate or complete, and none of us nor any of our subsidiaries will perform any due diligence procedures with respect to any Share.
All disclosures relating to any Share in the applicable pricing supplement will be derived from publicly available documents and other publicly available information, without independent verification.  None of us or our subsidiaries has participated in, or will participate in, the preparation of those documents or make any due diligence inquiry with respect to any Share in connection with the offering of the Notes.  We do not make any representation that those publicly available documents or any other publicly available information regarding any Share is accurate or complete.  We are not responsible for the public disclosure of information by or about any Share, whether contained in filings with the SEC or otherwise made publicly available.  As a result we cannot give any assurance that, prior to the date of the applicable pricing supplement, all events which could impact the Share or the accuracy or completeness of those public documents or information have been publicly disclosed.  Any subsequent disclosure or future failure to disclose material events concerning the Share could affect the value of the Share and therefore, the value of the notes.  You must rely on your own evaluation of the merits of an investment linked to any applicable Share.
The value of an ADR may not accurately track the value of the common shares of the Underlying Company.
If the Share is an ADR, each Share will represent shares of the relevant Underlying Company. Generally, ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Company and the holders of the ADRs. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the common shares of the Underlying Company. In addition, trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the common shares of the Underlying Company.
Exchange rate movements may adversely impact the value of Shares that are ADRs.
If the Share is an ADR, the market price of the Share will generally track the U.S. dollar value of the market price of the common shares of the Underlying Company. Therefore, if the value of the related foreign currency in which the common shares of the Underlying Company are traded decreases relative to the U.S. dollar, the market price of the Share may decrease while the market price of the common shares of the Underlying Company remains stable or increases, or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have a negative impact on the value of the Share and consequently, the value of your Notes.
Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of Shares that are ADRs.
Holders of an Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the common shares of the Underlying Company. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Share to more closely correspond with the values of the common shares of the Underlying Company in the applicable non-U.S. markets. As a result, a market outside of the United States for the common shares of the Underlying Company that is not liquid may also result in an illiquid market for the ADRs, which may negatively impact the value of such ADRs and, consequently, the value of your Notes.
Delisting of Shares that are ADRs may adversely affect the value of the Notes.
If the Shares that are ADRs are no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or included in the OTC Bulletin Board Service operated by FINRA, or if the ADRs’ facility between the Underlying Company and the ADR depositary is terminated for any reason, the Share for the Notes will be deemed to be the Underlying Company’s common shares rather than the ADRs, and the Calculation Agent will determine the price of the Share by reference to those common shares, as described below under “Description of Notes—Delisting of ADRs or Termination of ADR facility.”  Replacing the original
ADRs with the common shares of the Underlying Company may adversely affect the value of the Notes and payments on the Notes.
Tax-related Risks
The tax consequences of an investment in your Notes are uncertain
The tax consequences of an investment in your Notes are uncertain, both as to the timing and character of any inclusion in income in respect of your Notes.
The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your Notes, and any such guidance could adversely affect the value and the tax treatment of your Notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Notes after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – U.S. Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the Notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your Notes in your particular circumstances.

DESCRIPTION OF NOTES
Investors should carefully read the general terms and provisions of our debt securities in “Description of Notes” in the accompanying prospectus supplement and “Description of Securities We May Offer—Debt Securities” in the accompanying prospectus.  This section supplements that description.  The pricing supplement will add specific terms for each issuance of Notes and may modify or replace any of the information in this section, in “Description of Notes” in the accompanying prospectus supplement and in “Description of Securities We May Offer—Debt Securities” in the accompanying prospectus.
If any scheduled Coupon Payment Date, Call Payment Date or the scheduled Maturity Date is not a Business Day, we will make the required payment on the next Business Day, and no interest will accrue as a result of such delay.
Unless otherwise specified in the applicable pricing supplement, a “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to close.
References in this product supplement to “U.S. dollars,” or “U.S. $” or “$” are to the currency of the United States of America.  In this “Description of Notes,” references to the Underlying will include the Underlying specified in the applicable pricing supplement and any successor, unless the context requires otherwise.
Call Feature
The applicable pricing supplement will indicate the Call Feature applicable to the Notes. The following is a summary of the Call Features we may offer on the Notes.
Issuer Callable Notes
Notes which are callable by the Issuer in whole prior to maturity. To call the Notes, the Issuer will give notice to the Trustee at least five Business Days but not more than 60 calendar days before the applicable Call Payment Date. If the Notes are called, the Call Payment will be paid on the applicable Call Payment Date and the Notes will cease to be outstanding.
Autocallable Notes
Notes which will be automatically called in whole prior to maturity if the Observation Value of the Underlying is greater than or equal to its Call Value on any Call Observation Date. If the Notes are called, the Call Payment will be paid on the applicable Call Payment Date and the Notes will cease to be outstanding.
With respect to the Notes:
The “Call Value” will be specified in the applicable pricing supplement and will be a percentage of the Initial Value of the Underlying.
Unless otherwise specified in the applicable pricing supplement, the “Call Payment” will equal the Stated Principal Amount plus any Coupon otherwise due on the applicable Call Payment Date.
The “Call Observation Dates” will be specified in the applicable pricing supplement, subject to postponement if a Market Disruption Event or non-Index Business Day or non-Trading Day, as applicable, occurs.
The “Call Payment Dates” will be specified in the applicable pricing supplement.

Coupon Feature
The applicable pricing supplement will indicate the Coupon Feature applicable to the Notes. The following is a summary of the Coupon Features we may offer on the Notes:
Contingent Coupon Payments
Contingent Coupon Payments are coupons which are payable if the Observation Value of the Underlying on the applicable Coupon Observation Date is greater than or equal to its Coupon Barrier. If a Contingent Coupon Payment is payable, it will be paid on the related Coupon Payment Date. The amount of each Contingent Coupon Payment will be specified in the applicable pricing supplement.
Contingent Coupon Payments (with Memory)
Contingent Coupon Payments (with Memory) are coupons which are payable if the Observation Value of the Underlying on the applicable Coupon Observation Date is greater than or equal to its Coupon Barrier. If a Contingent Coupon Payment is payable, it will be paid on the related Coupon Payment Date. If any Contingent Coupon Payment is not payable on a Coupon Payment Date because the Observation Value of the Underlying on the applicable Coupon Observation Date is less than its Coupon Barrier, such missed Contingent Coupon Payment(s) will be payable on the next subsequent Coupon Payment Date that a Contingent Coupon Payment is payable with respect to such date, if any. The amount of the Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date will be specified in the applicable pricing supplement.
The Contingent Coupon Payment (with Memory) payable on any Coupon Payment Date will be calculated according to the following formula:
(i) the product of the Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date times the number of Coupon Payment Dates that have occurred up to the relevant Coupon Payment Date (inclusive of the relevant Coupon Payment Date) minus (ii) the sum of all Contingent Coupon Payments (with Memory) previously paid.
Snowball Coupon Payments
Snowball Coupon Payments are coupons which are payable only if the Notes are automatically called. If a Snowball Coupon Payment is payable, it will be paid on the related Call Payment Date as part of the Call Payment. The amount of each Snowball Coupon Payment will be specified in the applicable pricing supplement.
Fixed Coupon Payments
Fixed Coupon Payments are coupons which are payable regardless of the performance of the Underlying. Fixed Coupon Payments will be paid on each Coupon Payment Date. The amount of each Fixed Coupon Payment will be specified in the applicable pricing supplement.
With respect to the Notes:
The “Coupon Barrier” will be specified in the applicable pricing supplement and will be a percentage of the Initial Value of the Underlying.
The “Coupon Observation Dates” will be specified in the applicable pricing supplement, subject to postponement if a Market Disruption Event or non-Index Business Day or Non-Trading Day, as applicable, occurs.
The “Coupon Payment Dates” will be specified in the applicable pricing supplement.
Unless otherwise specified in the applicable pricing supplement, for so long as the Notes are held in book-entry form only, we will pay any Coupons to the persons in whose names the Notes are registered at the close of business one Business Day prior to the relevant Coupon Payment Date.
Notwithstanding the foregoing, the final Coupon and the Call Payment or the Payment at Maturity, as applicable, will be paid to the person in whose names the Notes are registered on the applicable Call Payment Date or the Maturity Date.

Payment at Maturity
If the Notes are not called, at maturity, upon delivery of the Notes to the Trustee, we will pay with respect to each Note an amount in cash equal to:
You will lose some or all of the Stated Principal Amount of the Notes if the Final Value is less than the Initial Value. Even with any Coupons, the return on the Notes could be negative.
The applicable pricing supplement may indicate that a “Buffer” or “Barrier” is applicable to the Notes, each of which will provide limited protection against the downside performance of the Underlying. The extent of the Buffer or the Barrier will be indicated by the ‘Threshold Value”, which will be a percentage of the Initial Value of the Underlying. We refer to Notes with a Buffer as “Buffered Notes” and Notes with a Barrier as “Barrier Notes”.

The “Buffer Rate” will either be 1 or equal the quotient of the Initial Value divided by the Threshold Value, and will be specified in the applicable pricing supplement. You will lose all or a significant portion of the Stated Principal Amount of the Notes if the Final Value is less than the Threshold Value. Even with any Coupons, the return on the Notes could be negative.
You will lose all or a significant portion of the Stated Principal Amount of the Notes if the Final Value is less than the Threshold Value. Even with any Coupons, the return on the Notes could be negative.

Each pricing supplement will provide examples of the Payment at Maturity based on a range of hypothetical Final Values.
The pricing supplement will set forth information as to the applicable Underlying, including information as to the historical values of the Underlying.  However, historical values of the Underlying are not indicative of its future performance or the performance of your Notes.
An investment in the Notes does not entitle you to any ownership interest in the Underlying or any of its underlying assets, including any voting rights, dividends paid, or other distributions made, or any other rights with respect to the Underlying or its underlying assets.
The Initial Value, the Observation Value and the Final Value
Initial Value
In the case of an Index, the “Initial Value” will be its Index Closing Value on the day we price the Notes for initial sale to the public, which we refer to as the “Pricing Date”, unless otherwise specified in the applicable pricing supplement. “Index Closing Value” means the closing value of an Index or any successor index published at the regular weekday close of trading on the relevant Index Business Day.
In the case of an ETF, the “Initial Value” will be its ETF Closing Price of one share of such ETF on the Pricing Date, unless otherwise specified in the applicable pricing supplement.
“ETF Closing Price” for an ETF (or one unit of any other security for which an ETF Closing Price must be determined) on any Trading Day means:
A.
if the ETF (or any such other security) is listed on a national securities exchange (other than the NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the ETF (or any such other security) is listed,

B.	if the ETF (or any such other security) is a security of NASDAQ, the official closing price published by NASDAQ on such day, or

C.
if the ETF (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the ETF (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the ETF Closing Price for the ETF (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day. If a Market Disruption Event (as defined below) occurs with respect to the ETF (or any such other security) or the last reported sale price or the official closing price published by NASDAQ, as applicable, for the ETF (or any such other security) is not available pursuant to either of the two preceding sentences, then the ETF Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the ETF (or any such other security) for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Jefferies LLC and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the ETF Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA.
In the case of a Share, the “Initial Value” will be its Share Closing Price of one Share on the Pricing Date, unless otherwise specified in the applicable pricing supplement.
“Share Closing Price” for a Share (or one unit of any other security for which a Share Closing Price must be determined) on any Trading Day means:
A.
if the Share (or any such other security) is listed on a national securities exchange (other than NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Share (or any such other security) is listed,

B.	if the Share (or any such other security) is a security of NASDAQ, the official closing price published by NASDAQ on such day, or

C.
if the Share (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

D.
if the Share (or such other security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the three bullet points above, and the Share (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Share (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable)

If the Share (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the foregoing, then the Share Closing Price for the Share (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day. If a Market Disruption Event (as defined below) occurs with respect to the Share (or any such other security) or the last reported sale price or the official closing price published by NASDAQ, as applicable, for the Share (or any such other security) is not available pursuant to either of the two preceding sentences, then the Share Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Share (or any such other security) for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Jefferies LLC and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the Share Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.
In the case of a Basket, the “Initial Value” will be equal to 100, unless otherwise specified in the applicable pricing supplement.
Observation Value
In the case of an Index, the “Observation Value” will be its Index Closing Value on the relevant Coupon Observation Date or Call Observation Date.

In the case of an ETF, the “Observation Value” will equal its ETF Closing Price of one share of such ETF times the Adjustment Factor on the relevant Coupon Observation Date or Call Observation Date. The “Adjustment Factor” with respect to an ETF is a number which is initially 1.0 and will be subject to adjustment for certain events affecting the ETF.
In the case of a Share, the “Observation Value” will equal its Share Closing Price of one Share times the Adjustment Factor on the relevant Coupon Observation Date or Call Observation Date. The Adjustment Factor with respect to a Share is a number which is initially 1.0 and will be subject to adjustment for certain events affecting the Share.
In the case of a Basket, the “Observation Value” will be its Basket Closing Value on the relevant Coupon Observation Date or Call Observation Date. The “Basket Closing Value” on any day will equal the sum of the products of the Basket Component Closing Values of each Basket Component and the applicable Multiplier for such Basket Component. The “Basket Component Closing Value” for any Basket Component on any day is (i) with respect to a Basket Component which is an Index, its Index Closing Value on such day; (ii) with respect to a Basket Component which is an ETF, its ETF Closing Price times the Adjustment Factor on such day for such ETF; and (iii) with respect to a Basket Component which is a Share, its Share Closing Price times the Adjustment Factor on such day for such Share. The “Multiplier” is the fractional value assigned to each Basket Component so that each Basket Component will represent its applicable weighting in the predetermined Initial Value. The Multiplier for each of the Basket Components, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent on the relevant Basket Component Setting Date and will remain constant for the term of the Notes. For example, assuming an Initial Value of 100, the Multiplier for a hypothetical Basket Component with a 40% weighting, whose Index Closing Value on the Basket Setting Date was 2,000, would be calculated as follows:
2,000 × Multiplier = 100 × 40%. Therefore, Multiplier = 40 / 2,000 = 0.02
The “Weighting” of a Basket Component in a Basket means the percentage of the whole Basket initially assigned to such Basket Component. The weightings will be specified in the applicable pricing supplement.
“Basket Component Setting Date” means the Pricing Date, unless otherwise specified in the applicable pricing supplement. If the scheduled Basket Component Setting Date is not an Index Business Day or is not a Trading Day, as applicable, with respect to any Basket Component and/or there is a Market Disruption Event on such day with respect to any Basket Component, then the Basket Component Setting Date solely with respect to such Basket Component will be the next succeeding Index Business Day or Trading Day, as applicable, on which there is no Market Disruption Event with respect to such Basket Component. “Basket Setting Date” means the date that is the last Basket Component Setting Date.
The “Worst-Performing Underlying” as of any Coupon Observation Date or Call Observation Date will be the Index, ETF, Share or Basket with the lowest Observation Value as compared to its Initial Value.
If a scheduled Coupon Observation Date (other than the final Coupon Observation Date) or Call Observation Date (other than the final Call Observation Date for Notes in which the Coupon Feature is Snowball Coupon Payments) is determined by the Calculation Agent not to be an Index Business Day or Trading Day, as applicable (each as defined below) by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, the applicable Coupon Observation Date or Call Observation Date will be the immediately succeeding Index Business Day or Trading Day, as applicable, during which no Market Disruption Event occurs or is continuing; provided that the Observation Value will not be determined on a date later than the fifth scheduled Index Business Day or Trading Day, as applicable, after the scheduled Coupon Observation Date or Call Observation Date, and if such date is not an Index Business Day or Trading Day, or if there is a Market Disruption Event on that date, the Calculation Agent will determine the Observation Value on such date (i) with respect to an Index, in accordance with the formula for calculating such Index last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Index Business Day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-Index Business Day) on such date of each security most recently constituting the Index; or (ii) with respect to an ETF or Share, as the mean of the bid prices for the ETF or Share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Jefferies LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the ETF Closing Price or Share Closing Price, as applicable, will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.
If, due to a Market Disruption Event or otherwise, a scheduled Coupon Observation Date (other than the final Coupon Observation Date) or Call Observation Date (other than the final Call Observation Date for Notes in which the Coupon Feature is Snowball Coupon Payments) is postponed, the applicable Coupon Payment Date or Call Payment Date, as applicable, will be approximately the fifth Business Day following the Coupon Observation Date or Call Observation Date as postponed, unless otherwise specified in the applicable pricing supplement.
Notwithstanding the foregoing, if a scheduled Coupon Observation Date or Call Observation Date overlaps with a Valuation Date during the Valuation Period and is determined by the Calculation Agent not to be an Index Business Day or Trading Day, as applicable, by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, such Coupon Observation Date or Call Observation Date will be postponed, and the Index Closing Value, ETF Closing Price or Share Closing Price of the applicable Index, ETF or Share for such Coupon Observation Date or Call Observation Date will be determined, in accordance with the same procedures for such overlapped Valuation Date during the Valuation Period as described under “—Final Value” below.
For the avoidance of doubt, if your Notes are linked to more than one Index, ETF or Share, the occurrence of a Market Disruption Event or non-Index Business Day or non-Trading Day as to any Index, ETF or Share will not impact any other Index, ETF or Share that is not so affected.
Final Value
In the case of an Index, the “Final Value” will equal the average of the Index Closing Values on each Valuation Date during the Valuation Period.
In the case of an ETF, the “Final Value” will equal the average of the ETF Closing Prices of the ETF times the Adjustment Factor on each Valuation Date during the Valuation Period.
In the case of a Share, the “Final Value” will equal the average of the Share Closing Prices of the Share times the Adjustment Factor on each Valuation Date during the Valuation Period.
In the case of a Basket, the “Final Value” will equal the average of the Basket Closing Values on each Valuation Date during the Valuation Period.
The Worst-Performing Underlying at maturity will be the Index, ETF, Share or Basket with the lowest Final Value as compared to its Initial Value.
The “Valuation Period” means the period consisting of one or more Valuation Dates shortly before the Maturity Date. The timing and length of the period will be set forth in the applicable pricing supplement. The “Maturity Date” means the date specified in the applicable pricing supplement, subject to extension if the Valuation date or final Valuation Date, as applicable, is postponed. If the Valuation Date or final Valuation Date, as applicable, is postponed so that it falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date will be postponed to the second Business Day following the Valuation Date or final Valuation Date, as applicable, as postponed.
A “Valuation Date” means any Index Business Day or Trading Day, as applicable, during the Valuation Period on which a Market Disruption Event has not occurred.

Unless otherwise specified in the applicable pricing supplement, as to any Index, an “Index Business Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such Index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.
“Relevant Exchange” means, (a) with respect to an Index, the primary exchange(s) or market(s) of trading for (i) any security then included in such Index, or any successor index and (ii) any futures or options contracts related to such Index or to any security then included in such Index, and (b) with respect to any ETF, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the Underlying Index of such ETF or any successor index.
As to any ETF, a “Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.
As to an Share, a “Trading Day” means a day on which the principal securities market for the Share is open for trading.
Notes with a Valuation Period which Consists of Two or More Scheduled Valuation Dates.  If the Valuation Period for the Notes consists of two or more scheduled Valuation Dates and, with respect to an Index, ETF or Share, any scheduled Valuation Date is not an Index Business Day or Trading Day, as applicable, or if a Market Disruption Event occurs on any such date, the Index Closing Value, ETF Closing Price or Share Closing Price, as applicable, will be determined on the immediately succeeding Index Business Day or Trading Day, as applicable, on which no Market Disruption Event occurs with respect to such Index, ETF or Share. Each succeeding Valuation Date shall then be the next Index Business Day or Trading Day, as applicable, following the preceding Valuation Date as postponed. The Final Value shall be determined on the date on which the Index Closing Values, ETF Closing Prices or Share Closing Prices, as applicable, for all scheduled Valuation Dates have been determined; provided that (i) the Index Closing Value, ETF Closing Price or Share Closing Price, as applicable, for any Valuation Date will not be determined on a date later than the tenth Business Day after the last scheduled Valuation Date, (ii) the Index Closing Value, ETF Closing Price or Share Closing Price, as applicable, for any remaining Valuation Dates that would otherwise fall after such tenth Business Day shall be the Index Closing Value, ETF Closing Price or Share Closing Price, as applicable, on such tenth Business Day and (iii) if such tenth Business Day is not an Index Business Day or Trading Day, as applicable, or if there is a Market Disruption Event on such date, the Calculation Agent will determine the Index Closing Value, ETF Closing Price or Share Closing Price, as applicable, for any such remaining Valuation Dates (i) with respect to an Index, in accordance with the formula for calculating such Index last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Index Business Day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-Index Business Day) on such date of each security most recently constituting the Index; or (ii) with respect to an ETF or Share, as the mean of the bid prices for the ETF or Share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Jefferies LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the ETF Closing Price or Share Closing Price, as applicable, will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.
For the avoidance of doubt, if your Notes are linked to more than one Index, ETF or Share, the occurrence of a Market Disruption Event or non-Index Business Day or non-Trading Day as to any Index, ETF or Share will not impact any other Index, ETF or Share that is not so affected.

If the final Valuation Date is postponed and falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date of the Notes will be postponed to the second Business Day following that final Valuation Date, as postponed.
Notes with a Valuation Period which Consists of Only One Scheduled Calculation Day. If the Valuation Period for the Notes consists of only one scheduled Valuation Date and, with respect to an Index, ETF or Share, the scheduled Valuation Date is determined by the Calculation Agent not to be an Index Business Day or Trading Day, as applicable, by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, the Valuation Date will be the immediately succeeding Index Business Day or Trading Day, as applicable, during which no Market Disruption Event occurs or is continuing; provided that the Final Value will not be determined on a date later than the fifth scheduled Index Business Day or Trading Day, as applicable, after such scheduled Valuation Date, and if such date is not an Index Business Day or Trading Day, as applicable, or if there is a Market Disruption Event on such date, the Calculation Agent will determine the Final Value (i) with respect to an Index, in accordance with the formula for calculating such Index last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Index Business Day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-Index Business Day) on such date of each security most recently constituting the Index; or (ii) with respect to an ETF or Share, as the mean of the bid prices for the ETF or Share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Jefferies LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the ETF Closing Price or Share Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.
If the Valuation Date is postponed and falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date of the Notes will be postponed to the second Business Day following the Valuation Date, as postponed.
For the avoidance of doubt, if your Notes are linked to more than one Index, ETF or Share, the occurrence of a Market Disruption Event or non-Index Business Day or non-Trading Day as to any Index, ETF or Share will not impact any other Index, ETF or Share that is not so affected.
Market Disruption Events
As to any Index, a “Market Disruption Event” means one or more of the following events, as determined by the Calculation Agent in its sole discretion:
a.	the occurrence or existence of:

i.
a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the Index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange, or

ii.
a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the Index (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate, or

iii.
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the Index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and
b.
a determination by the Calculation Agent in its sole discretion that any event described in clause (a) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Notes.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Index shall be based on a comparison of (x) the portion of the value of the Index attributable to that security relative to (y) the overall value of the Index, in each case immediately before that suspension or limitation.
For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an Index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the Index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.
As to any ETF, a “Market Disruption Event” means one or more of the following events, as determined by the Calculation Agent in its sole discretion:
a.	the occurrence or existence of:

i.
a suspension, absence or material limitation of trading of the ETF on the primary market for the ETF for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the ETF as a result of which the reported trading prices for the ETF during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the ETF, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or

ii.
a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the Underlying Index of such ETF on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges, or

iii.
the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the Underlying Index of such ETF or the ETF for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and
b.
a determination by the Calculation Agent in its sole discretion that any event described in clause (a) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Notes linked to the ETF.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying Index of such ETF is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Underlying Index shall be based on a comparison of (x) the portion of the level of the Underlying Index attributable to that security relative to (y) the overall level of the Underlying Index, in each case immediately before that suspension or limitation.
For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the ETF or in futures or options contract related to the Underlying Index of such ETF or the ETF will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on the Underlying Index or the ETF by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Index or the ETF and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the Underlying Index or the ETF are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the ETF, see “––Discontinuance of Any Underlying or Basket Component; Alteration of Method of Calculation” below.
As to any Share, a “Market Disruption Event” means one or more of the following events, as determined by the Calculation Agent in its sole discretion:
a.	the occurrence or existence of:

i.
a suspension, absence or material limitation of trading in the Share on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion, or

ii.
a suspension, absence or material limitation of trading in option or futures contracts relating to the Share, if available, in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion, or

iii.	the Share does not trade on what was the primary market for the Share, as determined by the Calculation Agent in its sole discretion, in each case as determined by the Calculation Agent in its sole discretion and

b.
a determination by the Calculation Agent in its sole discretion that any event described in clause (a) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Notes linked to the Share.

The following events will not be Market Disruption Events:
i.	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
ii.	a decision to permanently discontinue trading in the option or futures contracts relating to the Share.
For this purpose, an “absence of trading” in the primary securities market on which the Share is traded, or on which option or futures contracts relating to the Share are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in the Share or in option or futures contracts relating to the Share, if available, in the primary market for that stock or those contracts, by reason of:
i.	a price change exceeding limits set by that market, or
ii.	an imbalance of orders relating to that stock or those contracts, or
iii.	a disparity in bid and ask quotes relating to that stock or those contracts, will constitute a suspension or material limitation of trading in that stock or those contracts in that market.
For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the applicable meaning stated above for such Basket Component. Unless otherwise specified in the pricing supplement, if, for any Basket Component (an “Affected Basket Component”), (i) a Market Disruption Event occurs on a scheduled Coupon Observation Date, Call Observation Date or Valuation Date during the Valuation Period or (ii) any such date is determined by the Calculation Agent not to be an Index Business Day or Trading Day, as applicable, by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-Valuation Date”), the Calculation Agent will determine the Index Closing Values, ETF Closing Prices or Share Closing Prices, as applicable, of the Basket Components for that non-Valuation Date, and as a result, the Observation Values or Final Value, as follows:
•
The Index Closing Value, ETF Closing Price or Share Closing Price, as applicable, of each Basket Component that is not an Affected Basket Component will be its Index Closing Value, ETF Closing Price or Share Closing Price, as applicable, on such non-Valuation Date.

•
The Index Closing Value, ETF Closing Price or Share Closing Price, as applicable, of each Basket Component that is an Affected Basket Component for the applicable non-Valuation Date will be determined in the same manner as described in “—The Initial Value, the Observation Value and the Final Value—Observation Value,” and “—The Initial Value, the Observation Value and the Final Value—Final Value,” as applicable, provided that references to “Observation Value” or “Final Value” will be references to “Index Closing Value, ETF Closing Price or Share Closing Price, as applicable, of the Basket Component.”

Discontinuance of Any Index or ETF; Alteration of Method of Calculation
With respect to an Index:

If the publisher of the Index (the “Index Publisher”) discontinues publication of the Index and such Index Publisher or another entity (including Jefferies LLC) publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then any subsequent Index Closing Value of the Index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any Index Business Day that the Index Closing Value is to be determined, and to the extent the Index Closing Value of such successor index differs from the Index Closing Value of the discontinued Index at the time of such substitution, a proportionate adjustment will be made by the Calculation Agent to the relevant Initial Value.
Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such Notes, within three Business Days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the relevant Notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.
If the Index Publisher discontinues publication of the Index prior to, and such discontinuance is continuing on, any Call Observation Date, Coupon Observation Date or Valuation Date and the Calculation Agent determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the Index Closing Value of the affected Index for each such date. The Index Closing Value of the affected Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such affected Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting the affected index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the index may adversely affect the value of the Notes.
If at any time the method of calculating the Index or successor index, or the value thereof, is changed in a material respect, or if the Index or successor index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of such Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Observation Value or Final Value, as applicable, with reference to the Index or successor index, as adjusted. Accordingly, if the method of calculating the Index or successor index is modified so that the value of such Index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent will adjust such Index in order to arrive at a value of the Index or successor index as if it had not been modified (e.g., as if such split had not occurred).
With respect to an ETF:
If trading in the ETF on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the ETF Closing Price of the ETF on any Call Observation Date, Coupon Observation Date or Valuation Date following the discontinuance or liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the Underlying Index (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the Underlying Index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the ETF Closing Price of the ETF and the denominator of which is the closing value of the Underlying Index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a ETF Closing Price of the ETF was available.
If, subsequent to a discontinuance or liquidation event, the Index Publisher of the Underlying Index discontinues publication of the Underlying Index and the Index Publisher of the Underlying Index or another entity (including Jefferies LLC) publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Underlying Index (such index being referred to herein as a “successor index”), then any subsequent ETF Closing Price on any Trading Day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such Trading Day, and, to the extent the value of the successor index differs from the value of the Underlying Index at the time of such substitution, proportionate adjustments will be made by the Calculation Agent for purposes of calculating payments on the Notes.
Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the Notes linked to the ETF, within three Business Days of such selection. We expect that such notice will be made available to you, as a beneficial owner of such Notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.
If, subsequent to a discontinuance or liquidation event, the Index Publisher of the Underlying Index discontinues publication of the Underlying Index prior to, and such discontinuance is continuing on, any Call Observation Date, Coupon Observation Date or Valuation Date and the Calculation Agent determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the ETF Closing Price for such date. The ETF Closing Price will be computed by the Calculation Agent in accordance with the formula for calculating the Underlying Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the Underlying Index  without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Underlying Index may adversely affect the value of the Notes linked to the ETF.
Anti-Dilution and Discontinuance Adjustments Relating to ETFs
If an ETF Underlying is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the ETF. No such adjustment to the Adjustment Factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.
Anti-dilution Adjustments Relating to Shares
As to any Share, the Calculation Agent, in its sole discretion, may adjust the Adjustment Factor and any other terms of the notes (such as the Initial Value) if an event described below occurs after the Pricing Date and on or before the final Valuation Date if the Calculation Agent determines that such an event has a diluting or concentrative effect on the theoretical value of the Share or successor Share.
The Adjustment Factor resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Adjustment Factor will be required unless the adjustment would require a change of at least 0.1% in the Adjustment Factor then in effect. Any adjustment that would require a change of less than 0.1% in the Adjustment Factor which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require a change of the Adjustment Factor. The required adjustments specified below do not cover all events that could affect the Share.
No adjustments to the Adjustment Factor or any other terms of the notes will be required other than those specified below. However, the Calculation Agent may, at its sole discretion, make additional adjustments to the Adjustment Factor or any other terms of the notes to reflect changes to the Share if the Calculation Agent determines that the adjustment is appropriate to ensure an equitable result.
The Calculation Agent will be solely responsible for the determination of any adjustments to the Adjustment Factor or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.
No adjustments will be made for certain other events, such as offerings of common equity securities by the Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for the Share by the Underlying Company except as described under “— Anti-Dilution Adjustments to Shares that are Common Equity — Issuance of Transferable Rights or Warrants” below.
We will provide, as soon as reasonably practicable following the occurrence of an event that requires an adjustment to the Adjustment Factor or any of the other terms of the notes, written notice to the holders of the notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Adjustment Factor or any other changes to the terms of the Notes.
Anti-Dilution Adjustments to Shares that are Common Equity
The Calculation Agent, in its sole discretion and as it deems reasonable, may adjust the Adjustment Factor and other terms of the notes, and hence the Final Value, as applicable, as a result of certain events related to the Share, which include, but are not limited to, the following:
Stock Splits and Reverse Stock Splits.  If the Share is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor will be adjusted such that the new Adjustment Factor will equal the product of:
i.	the prior Adjustment Factor; and
ii.	the number of shares before the effective date of the stock split or reverse stock split that a holder of the Share would have owned immediately following the applicable effective date.
For example, a two-for-one stock split would ordinarily change an Adjustment Factor of one into an Adjustment Factor of two.  In contrast, a one-for-two reverse stock split would ordinarily change an Adjustment Factor of one into an Adjustment Factor of one-half.
Stock Dividends.  If the Share is subject to (i) a stock dividend (i.e., an issuance of additional Shares) that is given ratably to all holders of the Share or (ii) a distribution of additional Shares as a result of the triggering of any provision of the organizational documents of the underlying company, then, once the dividend has become effective and the Share is trading ex-dividend, the Adjustment Factor will be adjusted on the ex-dividend date such that the new Adjustment Factor will equal the prior Adjustment Factor plus the product of:
i.	the prior Adjustment Factor; and
ii.	the number of additional shares issued in the stock dividend with respect to one Share;
provided, however, that no adjustment will be made for a stock dividend for which the number of Shares paid or distributed is based on a fixed cash equivalent value, unless such distribution is an extraordinary dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change an Adjustment Factor of one into an Adjustment Factor of two.
Extraordinary Dividends.  There will be no adjustments to the Adjustment Factor to reflect any cash dividends or cash distributions paid with respect to the Share other than extraordinary dividends, as described below, and distributions described under the section entitled “—Reorganization Events” below.
An “extraordinary dividend” means, with respect to a cash dividend or other distribution with respect to the Share, a dividend or other distribution that exceeds the immediately preceding non-extraordinary dividend for the Share by an amount equal to at least 10% of the closing price of the Share (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split as above) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the Share on the primary U.S. organized securities exchange or trading system on which the Share is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend.
If an extraordinary dividend occurs, the Adjustment Factor will be adjusted on the ex-dividend date so that the new Adjustment Factor will equal the product of
i.	the prior Adjustment Factor; and
ii.
a fraction, the numerator of which is the closing price of the Share on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price of the Share on that preceding trading day exceeds the extraordinary dividend amount.

The “extraordinary dividend amount” with respect to an extraordinary dividend will equal:
i.
in the case of cash dividends or other distributions that constitute regular dividends, the amount per Share of that extraordinary dividend minus the amount per Share of the immediately preceding non-extraordinary dividend for that Share; or

ii.	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per Share of that extraordinary dividend.
To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive.  A distribution on the Share described in the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment under those respective sections.
Issuance of Transferable Rights or Warrants.  If the Underlying Company issues transferable rights or warrants to all holders of record of the Share to subscribe for or purchase the Share, including new or existing rights to purchase the Share under a shareholder rights plan or arrangement, then the Adjustment Factor will be adjusted on the trading day immediately following the issuance of those transferable rights or warrants so that the new Adjustment Factor will equal the prior Adjustment Factor plus the product of:
i.	the prior Adjustment Factor; and
ii.	the number of Shares that can be purchased with the cash value of those warrants or rights distributed per Share.
The number of Shares that can be purchased will be based on the closing price of the Share on the date the new Adjustment Factor is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the Calculation Agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Adjustment Factor is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.
Reorganization Events
If after the Pricing Date and prior to the stated maturity date of the notes, as to any Share:
1.	there occurs any reclassification or change of the Share, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;

2.
the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “successor entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

3.	any statutory exchange of securities of the Underlying Company or any successor entity with another corporation occurs, other than under clause (2) above;

4.	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;

5.
the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of an affiliate of the Underlying Company, other than in a transaction described in clauses (2), (3), or (4) above;

6.	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;

7.	there occurs any reclassification or change of the Share that results in a transfer or an irrevocable commitment to transfer all such outstanding Shares to another entity or person;

8.
the Underlying Company or any successor entity is the surviving entity of a merger, combination, or consolidation, that results in the outstanding Shares (other than Shares owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Shares immediately following such event; or

9.
the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (1) through (9), a “reorganization event”), then, on or after the date of the occurrence of a reorganization event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or to the method of determining payments on the Notes or any other terms of the Notes as the Calculation Agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes of that reorganization event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Share or to the notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such reorganization event by an options exchange to options on the relevant Share traded on that options exchange and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may cause the maturity date of the Notes to be accelerated to the fifth business day following the date of that determination and the amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the Notes and as though the Final Valuation Date were the fifth trading day prior to the date of acceleration.
If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (1) above, and the Calculation Agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, then the Calculation Agent may cause the maturity date of the Notes to be accelerated to the fifth business day following the date of that determination and the amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the Notes, and as though the final Valuation date were the fifth trading day prior to the date of acceleration. If the Calculation Agent determines that sufficiently similar information is available to you, the reorganization event will be deemed to have not occurred.
If the Notes are accelerated as described in the two preceding paragraphs, you will also receive any interest accrued on the Notes until the date that the Payment at Maturity is paid. However, upon any such acceleration, you will not be entitled to any interest that would have accrued after the date of acceleration.
Alternative Anti-Dilution and Reorganization Adjustments
The Calculation Agent may elect at its discretion to not make any of the adjustments to the Adjustment Factor or to the other terms of the Notes, including the method of determining the amount payable under the Notes, described in this section, but may instead make adjustments, in its discretion, to the Adjustment Factor or any other terms of the notes (such as Initial Value) that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on the Share or any successor common stock. For example, if the Share is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on the Share by dividing the strike price by two, then the Calculation Agent may also elect to divide the Initial Value by two. In this case, the Adjustment Factor will remain one. This adjustment would have the same economic effect on holders of the Notes as if the Adjustment Factor had been adjusted.
Anti-Dilution Adjustments to Shares that Are American Depositary Receipts
For purposes of the anti-dilution adjustments set forth above, if the Share is an ADR, the Calculation Agent will consider the effect of any of the relevant events on the ADR, and adjustments will be made as if the ADR were the Share described above. For example, if the stock represented by the ADR is subject to a two-for-one stock split, and assuming an Adjustment Factor of 1, the Adjustment Factor for the ADR would be adjusted so that it equals two. Unless otherwise specified in the applicable pricing supplement, with respect to notes linked to an ADR (or a Share issued by a non-U.S. underlying company), the term “dividend” means the dividends paid to holders of the ADR (or the Share issued by the non-U.S. underlying company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.
The Calculation Agent may determine not to make an adjustment if:
1.
holders of the ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the Notes had been linked directly to the common shares of the Underlying Company represented by the ADR; or

2.
to the extent that the Calculation Agent determines that the Underlying Company or the depositary for the ADRs has adjusted the number of common shares of the Underlying Company represented by each share of the ADR, so that the market price of the ADR would not be affected by the corporate event.

If the Underlying Company or the depositary for the ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the Underlying Company represented by each share of the ADR, then the Calculation Agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the Calculation Agent may adjust the Adjustment Factor or other terms of the Notes as the Calculation Agent determines commercially reasonable to account for that event.
Delisting of American Depositary Receipts or Termination of American Depositary Receipt Facility
If the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the underlying company and the ADR depositary is terminated for any reason, then, on and after the date that the ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the Share for the Notes will be deemed to be the Underlying Company’s common equity securities rather than the ADR. The Calculation Agent will determine the price of the Share by reference to those common shares. Under such circumstances, the Calculation Agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, the closing price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the Calculation Agent, in its sole discretion, determines to be commercially reasonable.
Agent
Unless otherwise specified in the applicable pricing supplement, the Agent for the offering of the Notes is expected to be Jefferies LLC, which is our subsidiary.
Calculation Agent
We have appointed JFSI, a subsidiary of ours, to act as Calculation Agent for us with respect to the Notes. As Calculation Agent, JFSI will determine the Initial Value, the Observation Values, the Final Value, the Multipliers, whether the Notes will be called and payments on the Notes. Moreover, certain determinations made by JFSI, in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of Market Disruption Events and the selection of a successor index or calculation of the value of any Underlying in the event of a discontinuance of the relevant Underlying. These potentially subjective determinations may payments on the Notes, if any. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.
All calculations with respect to payments on the Notes, if any, for Notes linked to a single Index, ETF or Share will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.
All calculations with respect to payments on the Notes, if any, for the Worst-Performing Notes or Notes linked to a Basket will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our subsidiary, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make. See “Description of Notes —Discontinuance of Any Underlying or Basket Component; Alteration of Method of Calculation” and the definition of Market Disruption Event under “Description of Notes—General Terms of Notes—Some Definitions”. JFSI, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Notes to restrict the use of information relating to the calculations made by the Calculation Agent with respect to the Notes prior to the dissemination of such information. JFSI is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.
Alternate Exchange Calculation in case of an Event of Default
If an event of default (as defined in the accompanying prospectus) with respect to any issuance of Notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such Note (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the Note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Note. That cost will equal:
•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of such acceleration.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:
•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the final Valuation Date, then the default amount will equal the principal amount of the Notes.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.
The following section is the opinion of Sidley Austin LLP, our counsel. In addition, it is the opinion of Sidley Austin LLP that the characterization of the Notes for U.S. federal income tax purposes that will be required under the terms of the Notes, as discussed below, is a reasonable interpretation of current law.
This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
■	a dealer in securities or currencies;
■	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
■	a bank;
■	a life insurance company;
■	a tax exempt organization;
■	a partnership;
■	a regulated investment company;
■	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
■	a common trust fund;
■	a person that owns a Note as a hedge or that is hedged against interest rate risks;
■	a person that owns a Note as part of a straddle or conversion transaction for tax purposes; or
■	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.
Although this section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your Notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your Notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

 You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the Notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Holders
This section applies to you only if you are a U.S. Holder that holds your Notes as a capital asset for tax purposes. You are a “U.S. Holder” if you are a beneficial owner of each of your Notes and you are:
■	a citizen or resident of the United States;
■	a domestic corporation;
■	an estate whose income is subject to U.S. federal income tax regardless of its source; or
■
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment
You will be obligated pursuant to the terms of the Notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your Notes for all tax purposes as pre-paid derivative contracts, which are income-bearing derivative contracts if the Notes bear a Coupon (other than Snowball Coupon Payments), in respect of the Underlying(s). Except as otherwise stated below, the discussion herein assumes that the Notes will be so treated.
If your Notes bear a Coupon (other than Snowball Coupon Payments), it is likely that any Coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
Upon the sale, exchange, redemption or maturity of your Notes, you should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash you receive at such time (excluding any amounts attributable to accrued and unpaid Coupon Payments, which will be taxable as described above) and your tax basis in the Notes. Your tax basis in the Notes will generally be equal to the amount that you paid for the Notes. If you hold your Notes for more than one year, such gain or loss generally should be long-term capital gain or loss. If you hold your Notes for one year or less, such gain or loss generally should be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.
If any Underlying is an ETF or consists of a Basket that includes an ETF, the constructive ownership rules of Section 1260 of the Code could possibly apply to all or a portion of your Notes. If all or a portion of your Notes were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your Notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Notes.
We will not attempt to ascertain whether any issuer of an Underlying or any issuer of a component stock included in an Underlying that is an index would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code. If the issuer of an Underlying or the issuer of one or more stocks included in an Underlying that is an index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. Holder of the Notes. You should refer to information filed with the SEC by the issuer of an Underlying or the issuer of any component stocks included in an Underlying that is an index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of an Underlying or the issuer of any component stock included in an Underlying that is an index is or becomes a PFIC.
No statutory, judicial or administrative authority directly discusses how your Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your Notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
Alternative Treatments
There is no judicial or administrative authority discussing how your Notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service (“IRS”) might assert that a treatment other than that described above is more appropriate. For example, if your Notes have a term to maturity of more than one year, the IRS could treat your Notes as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the Notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your Notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your Notes prior to your receipt of cash attributable to that income.
If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your Notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your Notes, and, thereafter, as capital loss.
If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases Notes at a price other than the adjusted issue price as determined for tax purposes.
If your Notes have a term to maturity of one year or less, the IRS may assert that your Notes should be treated as short-term debt instruments that provide for contingent payments. Although there is no authority that specifically addresses the tax treatment of short-term debt instruments that provide for contingent payments, it is likely that, if your Notes are so treated, you should not recognize any income prior to the sale, exchange, redemption or maturity of the Notes (except for any Coupon Payments on the Notes). If your Notes are so treated and you are an initial purchaser of the Notes whose taxable year does not end on a day that is between the determination date and the maturity date, upon the maturity or redemption of your Notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your Notes at such time (other than amounts attributable to accrued but unpaid Coupon Payments) and the amount you paid for your Notes. Upon the sale or exchange of your Notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your Notes and the amount received by you upon such sale or exchange (other than amounts attributable to accrued but unpaid Coupon Payments), unless your Notes are sold or exchanged between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as short-term capital loss. If you are a secondary purchaser of the Notes, special rules apply to you, and you should consult your tax advisor. There is no statutory, judicial, or administrative authority that governs how short-term debt instruments that provide for contingent payments should be treated for U.S. federal income tax purposes. Accordingly, if your Notes have a term to maturity of one year or less, you should consult your tax advisor about this potential alternative treatment.
It is also possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you different from those described above. For example, if your Notes bear a Coupon, your Notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the Underlying under the Forward Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the Notes, your Notes would likely be treated for U.S. federal income tax purposes in the same manner as an income-bearing pre-paid derivative contract as described above. If, however you are a secondary purchaser of the Notes, you would likely be required to allocate your purchase price for the Notes between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of, the principal amount of your Notes, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus supplement under “United States Federal Taxation — U.S. Holders — Market Discount” and “United States Federal Taxation — U.S. Holders — Amortizable Bond Premium” with respect to the Cash Deposit. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.
If your Notes bear Coupon Payments, it is possible that the Internal Revenue Service could seek to characterize your Notes as notional principal contracts. If your Notes bear Coupon Payments, it is also possible that the Coupon Payments would not be treated as either interest or ordinary income for U.S. federal income tax purposes, but instead would be treated in some other manner. For example, the Coupon Payments could be treated all or in part as contract fees in respect of a forward contract, and the U.S. federal income tax treatment of such contract fees is uncertain.
It is also possible that the IRS could assert that your Notes should generally be characterized in the manner described above, except that (1) the gain that you recognize upon the sale, exchange, redemption or maturity of your Notes should be treated as ordinary income or (2) you should not include the Coupon Payments, if any, in income as you receive them but instead you should reduce your basis in your Notes by the amount of the Coupon Payments you receive. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.
It is possible that the IRS could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your Notes for U.S. federal income tax purposes.
Possible Change in Law
On December 7, 2007, the IRS released a notice stating that the IRS and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the Notes, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the Notes for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate.
Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Notes after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.
It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect Notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Notes.
Backup Withholding and Information Reporting
You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation — U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your Notes and, notwithstanding that we do not intend to treat the Notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your Notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation — U.S. Holders — Backup

Withholding and Information Reporting” in the accompanying prospectus supplement. Please see the discussion under “United States Federal Taxation — U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement for a description of the applicability of the backup withholding and information reporting rules to payments made on your Notes.
Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are the beneficial owner of Notes and are, for U.S. federal income tax purposes:
■	a nonresident alien individual;
■	a foreign corporation; or
■	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the Notes.
The term “Non-U.S. Holder” does not include any of the following holders:
■
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

■	certain former citizens or residents of the United States; or
■	a holder for whom income or gain in respect of the Notes is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes.
If your Notes bear Coupon Payments, because the U.S. federal income tax treatment (including the applicability of withholding) of the Coupon Payments on the Notes is uncertain, in the absence of further guidance, we intend to withhold on the Coupon Payments (including any Coupon Payments on your Notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a Non-U.S. Holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the Coupon Payments were characterized as contract fees). Withholding also may not apply to Coupon Payments made to you if: (i) the Coupon Payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the Coupon Payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI).  If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.
“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate Non-U.S. Holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.
We will not attempt to ascertain whether any issuer of an Underlying or any issuer of a component stock included in an Underlying that is an index would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Code. If the issuer of an Underlying or the issuer of one or more stocks included in an Underlying that is an index was so treated, certain adverse U.S. federal income tax consequences could possibly apply to a Non-U.S. Holder of the Notes. You should refer to information filed with the SEC by the issuer of an Underlying or the issuer of any component stocks included in an Underlying that is an index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of an Underlying or the issuer of any component stock included in an Underlying that is an index is or becomes a USRPHC.
Whether or not your Notes bear Coupons, you will also be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation — Non-U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your Notes and, notwithstanding that we do not intend to treat the Notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your Notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation — Non-U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement.
As discussed above, alternative characterizations of the Notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the Notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the Notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective Non-U.S. Holders of the Notes should consult their tax advisors in this regard.
Furthermore, on December 7, 2007, the IRS released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your Notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your Notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.
In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any Coupon Payments and any amounts you receive upon the sale, exchange, redemption or maturity of your Notes, could be collected via withholding. If these regulations were to apply to the Notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on an Underlying or on the stocks included in an Underlying that is an index during the term of the Notes. We could also require you to make certifications (e.g., an applicable IRS Form W-8) prior to any Coupon Payments or the maturity of the Notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We will determine, as of the issue date of your Notes, if your Notes will be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for Non-U.S. Holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act
Legislation commonly referred to as “FATCA” generally imposes a gross-basis withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify or supplement these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income. Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from a sale, exchange, redemption or maturity of obligations that can produce U.S.-source interest or FDAP income as subject to FATCA withholding. However, under recently proposed Treasury regulations, such gross proceeds would not be subject to FATCA withholding. In its preamble to such proposed regulations, the Treasury Department and the IRS have stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. We will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the potential application of FATCA to the Notes.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We and Jefferies LLC, a wholly-owned subsidiary of ours, which we refer to as the “Agent”, have entered into a distribution agreement pursuant to which we are offering the Notes on a continuing basis.  Subject to certain conditions, the Agent has agreed to use its reasonable efforts to solicit purchases of the Notes.  We will have the sole right to accept offers to purchase the Notes and may reject any offer in whole or in part.  The Agent may reject, in whole or in part, any offer it solicited to purchase Notes.  We may also use other agents that will be named in the applicable pricing supplement.  Unless otherwise specified in the applicable pricing supplement, we will pay the Agent, in connection with sales of the Notes resulting from a solicitation that Agent made or an offer to purchase that Agent received, a commission ranging from .125% to .750% of the initial offering price of the Notes to be sold, depending upon the maturity of the Notes.  We and the Agent will negotiate commissions for Notes with a maturity of 30 years or greater at the time of sale.
We may also sell the Notes to the Agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement.  The Agent may resell the Notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the Agent determines and as we will specify in the applicable pricing supplement.  The Agent may offer the notes it has purchased as principal to other dealers.  The Agent may sell the Notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that the Agent will receive from us.  After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession, discount and other selling terms from time to time.
The Agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  We and the Agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the Agent for specified expenses.
Unless otherwise states in the applicable pricing supplement, we do not intend to apply for the listing of the Notes on a national securities exchange.  The Agent may make a market in the Notes or, if separable, any other notes of ours included in units, as applicable laws and regulations permit.  The Agent is not obligated to do so, however, and the Agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the notes or if separable, any other notes included in any units.
Conflicts of Interest.  Jefferies LLC is a wholly-owned subsidiary of ours. The Agent will conduct each offering of the securities in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of the Notes of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no Agent or dealer that is an affiliate of ours will make sales in an offering of the notes to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the Notes, the Agent may offer and sell those notes or, if separable, any other Notes included in any units in the course of its business as a broker-dealer.  The Agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The Agent may use this product supplement in connection with any of those transactions.  The Agent is not obligated to make a market in any of the Notes or any other Notes included in units and may cease to make a market at any time without notice.
Underwriters, Agents and dealers participating in offerings of the notes that are not our affiliates may presently or from time to time engage in business transactions with us, including extending loans to us.

In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes or any other Notes the prices of which may be used to determine payments on the Notes.  Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position for its own accounts.  A short sale is covered if the short position is no greater than the number or amount of Notes available for purchase by the Agent under any overallotment option.  The Agent can close out a covered short sale by exercising the overallotment option or purchasing these Notes in the open market.  In determining the source of Notes to close out a covered short sale, the Agent will consider, among other things, the open market price of these Notes compared to the price available under the overallotment option.  The Agent may also sell these Notes or any other Notes in excess of the overallotment option, creating a naked short position.  The Agent must close out any naked short position by purchasing Notes in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, the notes or any other Notes in the open market to stabilize the price of the Notes or of any other Notes.  Finally, in any offering of the Notes through a syndicate of underwriters or dealer group, the Agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if the Agent repurchases previously distributed Notes to cover syndicate short positions or to stabilize the price of the Notes.  Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the notes.  The Agent is not required to engage in these activities, and may end any of these activities at any time.

LEGAL MATTERS
The validity of the Notes will be passed on for us by Sidley Austin LLP, New York, New York.